EXHIBIT 99
Restaurant Brands International Inc. Reports First Quarter 2021 Results
RBI returns to growth with system-wide sales up compared to 2019
RBI adds 148 net new restaurants, nearing best-ever Q1 unit growth
Tim Hortons posts 31% digital sales in Q1 in Canada and drives two million app downloads in March alone
Burger King U.S. launch of $1 Your Way value menu driving encouraging results
Popeyes announces plans to add over 1,000 restaurants over 10 years across the UK, India, Mexico and Saudi Arabia

Toronto, Ontario - April 30, 2021 - Restaurant Brands International Inc. (TSX: QSR) (NYSE: QSR) (TSX: QSP) today reported financial results for the first quarter ended March 31, 2021.
José E. Cil, Chief Executive Officer of Restaurant Brands International Inc. ("RBI") commented, "Our first quarter results signal our return to growth with system-wide sales surpassing Q1 2019 and net restaurant growth nearly matching our best-ever Q1 performance in 2018. We are excited by the global growth potential of our brands and are encouraged by this early momentum as we work toward a return to historic levels of unit growth this year."

"Our home market recovery from the pandemic is well-underway, including at Tim Hortons in Canada where our business fundamentals have continued to improve as we execute on our Back to Basics plan, which included exciting product launches in Q1 like our new dark roast coffee and fresh cracked egg breakfast sandwiches. Our C$80M investment announced during the quarter to supercharge our advertising and digital platforms is a further indication of our strong confidence in Tim Horton's market-leading position as the Canadian economy fully reopens later this year," said Cil.

Cil continued, "The results of long-term investments we are making in digital initiatives, such as loyalty programs and our branded apps, were best demonstrated in Canada during Q1 where digital channels drove nearly one-third of all sales for Tim Hortons in the quarter; almost twice the levels for the same period last year and the largest quarter yet for digital sales for any of our brands in Canada and the U.S. Our digital channels will allow us to drive incrementality for our restaurants as well as a more personalized and valuable experience for our guests."

"We exited the quarter with confidence knowing that we have the right plan, a motivated corporate team and dedicated, hard-working franchisees to drive long-term growth for 2021 and beyond," concluded Cil.

Consolidated Operational Highlights	Three Months Ended March 31,
	2021	2020
	(Unaudited)
System-wide Sales Growth
TH	(4.9)%	(9.9)%
BK	1.8%	(3.0)%
PLK	7.0%	32.3%
Consolidated	1.4%	0.0%
System-wide Sales (in US$ millions)
TH	$1,379	$1,382
BK	$5,173	$4,999
PLK	$1,344	$1,258
Consolidated	$7,896	$7,639
Net Restaurant Growth
TH	1.3%	1.2%
BK	(0.8)%	5.8%
PLK	4.8%	6.9%
Consolidated	0.2%	5.0%
System Restaurant Count at Period End
TH	4,987	4,925
BK	18,691	18,848
PLK	3,495	3,336
Consolidated	27,173	27,109
Comparable Sales
TH	(2.3)%	(10.3)%
BK	0.7%	(3.7)%
PLK	1.5%	26.2%

Note: System-wide sales growth and comparable sales are calculated on a constant currency basis and include sales at franchise restaurants and company-owned restaurants. System-wide sales are driven by sales at franchise restaurants, as approximately 100% of current restaurants are franchised. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation.

Consolidated Financial Highlights

	Three Months Ended March 31,
(in US$ millions, except per share data)	2021	2020
	(Unaudited)
Total Revenues	$1,260	$1,225
Net Income Attributable to Common Shareholders and Noncontrolling Interests	$270	$224
Diluted Earnings per Share	$0.58	$0.48

TH Adjusted EBITDA(1)	$207	$189
BK Adjusted EBITDA(1)	$217	$200
PLK Adjusted EBITDA(1)	$56	$55
Adjusted EBITDA(2)	$480	$444

Adjusted Net Income(2)	$257	$227
Adjusted Diluted Earnings per Share(2)	$0.55	$0.48

	As of March 31,
	2021	2020
	(Unaudited)
Net cash provided by operating activities	$266	$136
Net cash used for investing activities	$(7)	$(3)
Net cash (used for) provided by financing activities	$(261)	$855

LTM Free Cash Flow(2)	$938	$1,382
Net Debt	$11,401	$10,852
Net Leverage(2)	6.0x	4.8x

(1)TH Adjusted EBITDA, BK Adjusted EBITDA and PLK Adjusted EBITDA are our measures of segment profitability.
(2)Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted Earnings per Share, LTM Free Cash Flow, and Net Leverage are non-GAAP financial measures. Please refer to "Non-GAAP Financial Measures" for further detail.

The year-over-year increase in Total Revenues on an as reported basis was primarily driven by favorable FX movements. On an organic basis, the year-over-year decrease in Total Revenues was primarily driven by a decrease in system-wide sales at Tim Hortons, partially offset by an increase in retail sales at Tim Hortons and an increase in system-wide sales at Burger King and Popeyes.

The increase in Net Income Attributable to Common Shareholders and Noncontrolling Interests for the first quarter was primarily driven by a favorable change in the results from other operating expenses (income), net, and an increase in segment income in all of our segments, partially offset by an increase in share-based compensation and non-cash incentive compensation expenses, an increase in interest expense, net, an increase in depreciation and amortization, and an increase in income tax expense.

The year-over-year increase in Adjusted EBITDA on an as reported and on an organic basis was driven by an increase in Tim Hortons, Burger King and Popeyes Adjusted EBITDA.

COVID-19
The global crisis resulting from the spread of coronavirus (“COVID-19”) had a substantial impact on our global restaurant operations for the three months ended March 31, 2021 and 2020. While the impact of COVID-19 on system-wide sales growth, system-wide sales, comparable sales and net restaurant growth was severe for the last few weeks of the quarter ended March 31, 2020, in the 2021 period these metrics were affected to a lesser extent for the entire period, with variations among brands and regions.
As of the end of March 2021, 95% of our restaurants were open worldwide, including substantially all of our restaurants in North America and Asia Pacific and approximately 92% and 84% of our restaurants in Europe, Middle East and Africa and Latin America, respectively. Certain jurisdictions, such as Canada, Europe, and Brazil, that had eased restrictions during 2020, re-imposed lockdowns and curfews in the quarter ended March 31, 2021. In March 2020, a number of markets required temporary complete closures while implementing lock-down orders, while others adopted limited operations, such as drive-thru, takeout and delivery (where applicable), reduced if any dine-in capacity, and/or restrictions on hours of operation. We expect local conditions to continue to dictate limitations on operations, capacity, and hours of restaurants.

While we do not know the future impact COVID-19 will have on our business, or when our business will fully return to normal operations, we expect to see a continued impact from COVID-19 on our results in 2021.

Reclassification of Advertising Revenues and Expenses
Certain prior year amounts in the statement of operations and accompanying segment results have been reclassified in order to be comparable with the current year classifications. These consist of the year to date March 31, 2020 reclassification of advertising fund contributions from Franchise and property revenues to Advertising revenues and advertising fund expenses from Selling, general and administrative expenses to Advertising expenses, with General and administrative expenses now presented separately. Depreciation and amortization expenses related to the advertising funds have also been reclassified from Franchise and property expenses to Advertising expenses. These reclassifications did not arise as a result of any changes to accounting policies and relate entirely to presentation with no effect on previously reported net income.

TH Segment Results

	Three Months Ended March 31,
(in US$ millions)	2021	2020
	(Unaudited)
System-wide Sales Growth	(4.9)%	(9.9)%
System-wide Sales	$1,379	$1,382
Comparable Sales	(2.3)%	(10.3)%

Net Restaurant Growth	1.3%	1.2%
System Restaurant Count at Period End	4,987	4,925

Sales	$473	$465
Franchise and Property Revenues	$190	$188
Advertising Revenues	$47	$46
Total Revenues	$710	$699

Cost of Sales	$370	$366
Franchise and Property Expenses	$81	$81
Advertising Expenses	$62	$65
Segment G&A	$24	$25
Segment Depreciation and Amortization	$31	$26
Adjusted EBITDA(1)(3)	$207	$189

(3)TH Adjusted EBITDA includes $3 million and $2 million of cash distributions received from equity method investments for the three months ended March 31, 2021 and 2020, respectively.

For the first quarter of 2021, the decrease in system-wide sales was primarily driven by comparable sales of (2.3)%, including Canada comparable sales of (3.3)%, as well as an increase in the impact of temporary closures of certain restaurants related to the COVID-19 pandemic, partially offset by net restaurant growth of 1.3%.

The year-over-year increase in Total Revenues on an as reported basis was primarily driven by favorable FX movements. The year-over-year decrease in Total Revenues on an organic basis was primarily driven by a decline in system-wide sales and a decrease in supply chain sales, partially offset by an increase in sales to retailers.

The year-over-year increase in Adjusted EBITDA on an as reported and on an organic basis was primarily driven by advertising fund expenses exceeding advertising revenues to a lesser extent than prior year.

BK Segment Results

	Three Months Ended March 31,
(in US$ millions)	2021	2020
	(Unaudited)
System-wide Sales Growth	1.8%	(3.0)%
System-wide Sales	$5,173	$4,999
Comparable Sales	0.7%	(3.7)%

Net Restaurant Growth	(0.8)%	5.8%
System Restaurant Count at Period End	18,691	18,848

Sales	$16	$17
Franchise and Property Revenues	$289	$273
Advertising Revenues	$102	$98
Total Revenues	$407	$388

Cost of Sales	$16	$17
Franchise and Property Expenses	$33	$39
Advertising Expenses	$117	$108
Segment G&A	$36	$37
Segment Depreciation and Amortization	$12	$12
Adjusted EBITDA(1)(4)	$217	$200

(4) No significant cash distributions were received from equity method investments for the three months ended March 31, 2021 and 2020.

For the first quarter of 2021, the increase in system-wide sales was driven by an increase in comparable sales of 0.7%, including an increase in US comparable sales of 6.6%, partially offset by net restaurant growth of (0.8)% as well as an increase in the impact of temporary closures of certain restaurants related to the COVID-19 pandemic.

The year-over-year change in Total Revenues on an as reported and on an organic basis was primarily driven by the increase in system-wide sales. This increase was also driven by favorable FX movements on an as reported basis.

The year-over-year change in Adjusted EBITDA on an as reported and on an organic basis was primarily driven by the increase in system-wide sales and bad debt recoveries in the current year compared to bad debt expense in the prior year, partially offset by advertising fund expenses exceeding advertising revenues to a greater extent than prior year. This increase in Adjusted EBITDA was also driven by favorable FX movements on an as reported basis.

PLK Segment Results

	Three Months Ended March 31,
(in US$ millions)	2021	2020
	(Unaudited)
System-wide Sales Growth	7.0%	32.3%
System-wide Sales	$1,344	$1,258
Comparable Sales	1.5%	26.2%

Net Restaurant Growth	4.8%	6.9%
System Restaurant Count at Period End	3,495	3,336

Sales	$18	$21
Franchise and Property Revenues	$69	$64
Advertising Revenues	$56	$53
Total Revenues	$143	$138

Cost of Sales	$15	$16
Franchise and Property Expenses	$2	$3
Advertising Expenses	$57	$53
Segment G&A	$14	$13
Segment Depreciation and Amortization	$2	$2
Adjusted EBITDA(1)	$56	$55

For the first quarter of 2021, system-wide sales growth was driven by comparable sales growth of 1.5%, including US comparable sales growth of 0.9%, as well as net restaurant growth of 4.8%.

The year-over-year change in Total Revenues and Adjusted EBITDA on an as reported and on an organic basis was primarily driven by system-wide sales growth.

Cash and Liquidity

As of March 31, 2021, total debt was $13.0 billion, net debt (total debt less cash and cash equivalents of $1.6 billion) was $11.4 billion, and net leverage was 6.0x.

The RBI Board of Directors has declared a dividend of $0.53 per common share and partnership exchangeable unit of Restaurant Brands International Limited Partnership for the second quarter of 2021. The dividend will be payable on July 7, 2021 to shareholders and unitholders of record at the close of business on June 23, 2021.

Investor Conference Call

We will host an investor conference call and webcast at 8:30 a.m. Eastern Time on Friday, April 30, 2021, to review financial results for the first quarter ended March 31, 2021. The earnings call will be broadcast live via our investor relations website at http://investor.rbi.com and a replay will be available for 30 days following the release. The dial-in number is (877) 317-6711 for U.S. callers, (866) 450-4696 for Canadian callers, and (412) 317-5475 for callers from other countries.

Contacts

Investors: investor@rbi.com
Media: media@rbi.com

About Restaurant Brands International Inc.

Restaurant Brands International Inc. is one of the world's largest quick service restaurant companies with approximately $31 billion in annual system-wide sales and over 27,000 restaurants in more than 100 countries. RBI owns three of the world's most prominent and iconic quick service restaurant brands - TIM HORTONS®, BURGER KING®, and POPEYES®. These independently operated brands have been serving their respective guests, franchisees and communities for over 45 years.

Forward-Looking Statements

This press release contains certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about our expectations regarding the effects and continued impact of the COVID-19 pandemic on our results of operations, business, liquidity, prospects and restaurant operations and those of our franchisees, including local conditions and government-imposed limitations and restrictions, and our ability to continue to navigate the impact of the pandemic, the impact of our strategic initiatives on the long-term growth prospects of our brands, the impact of our investments in digital initiatives, our long-term plans with respect to adding new Popeyes restaurants and the amount of and timing and regions for such expansion, our ability to grow throughout 2021 at pre-pandemic levels, our ability to achieve our long-term restaurant growth goals and our long-term growth prospects. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to unforeseen events such as pandemics; risks related to supply chain; risks related to ownership and leasing of properties; risks related to our franchisees financial stability and their ability to access and maintain the liquidity necessary to operate their business; risks related to RBI’s ability to successfully implement its domestic and international growth strategy and risks related to its international operations; risks related to RBI’s ability to compete domestically and internationally in an intensely competitive industry; risks related to technology; and changes in applicable tax laws or interpretations thereof. Other than as required under U.S. federal securities laws or Canadian securities laws, we do not assume a duty to update these forward-looking statements, whether as a result of new information, subsequent events or circumstances, change in expectations or otherwise.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues:
Sales	$507	$503
Franchise and property revenues	548	525
Advertising revenues	205	197
Total revenues	1,260	1,225
Operating costs and expenses:
Cost of sales	401	399
Franchise and property expenses	116	123
Advertising expenses	236	226
General and administrative expenses	105	102
(Income) loss from equity method investments	2	2
Other operating expenses (income), net	(42)	(16)
Total operating costs and expenses	818	836
Income from operations	442	389
Interest expense, net	124	119
Income before income taxes	318	270
Income tax expense	47	46
Net income	271	224
Net income attributable to noncontrolling interests	92	80
Net income attributable to common shareholders	$179	$144
Earnings per common share
Basic	$0.59	$0.48
Diluted	$0.58	$0.48
Weighted average shares outstanding
Basic	306	299
Diluted	465	469
Cash dividends declared per common share	$0.53	$0.52

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	As of
	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$1,563	$1,560
Accounts and notes receivable, net of allowance of $30 and $42, respectively	519	536
Inventories, net	98	96
Prepaids and other current assets	111	72
Total current assets	2,291	2,264
Property and equipment, net of accumulated depreciation and amortization of $915 and $879, respectively	2,028	2,031
Operating lease assets, net	1,140	1,152
Intangible assets, net	10,742	10,701
Goodwill	5,781	5,739
Net investment in property leased to franchisees	67	66
Other assets, net	808	824
Total assets	$22,857	$22,777
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$488	$464
Other accrued liabilities	805	835
Gift card liability	147	191
Current portion of long-term debt and finance leases	112	111
Total current liabilities	1,552	1,601
Long-term debt, net of current portion	12,386	12,397
Finance leases, net of current portion	318	315
Operating lease liabilities, net of current portion	1,075	1,082
Other liabilities, net	2,089	2,236
Deferred income taxes, net	1,435	1,425
Total liabilities	18,855	19,056
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at March 31, 2021 and December 31, 2020; 306,959,241 shares issued and outstanding at March 31, 2021; 304,718,749 shares issued and outstanding at December 31, 2020	2,454	2,399
Retained earnings	635	622
Accumulated other comprehensive income (loss)	(719)	(854)
Total Restaurant Brands International Inc. shareholders’ equity	2,370	2,167
Noncontrolling interests	1,632	1,554
Total shareholders’ equity	4,002	3,721
Total liabilities and shareholders’ equity	$22,857	$22,777

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income	$271	$224
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49	45
Amortization of deferred financing costs and debt issuance discount	7	6
(Income) loss from equity method investments	2	2
(Gain) loss on remeasurement of foreign denominated transactions	(43)	(8)
Net (gains) losses on derivatives	20	(6)
Share-based compensation expense	22	19
Deferred income taxes	14	(31)
Other	(8)	(4)
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	24	94
Inventories and prepaids and other current assets	(4)	(13)
Accounts and drafts payable	19	(136)
Other accrued liabilities and gift card liability	(113)	(67)
Tenant inducements paid to franchisees	—	(3)
Other long-term assets and liabilities	6	14
Net cash provided by operating activities	266	136
Cash flows from investing activities:
Payments for property and equipment	(15)	(19)
Net proceeds from disposal of assets, restaurant closures, and refranchisings	11	4
Settlement/sale of derivatives, net	2	12
Other investing activities, net	(5)	—
Net cash (used for) provided by investing activities	(7)	(3)
Cash flows from financing activities:
Proceeds from revolving line of credit and long-term debt	—	1,085
Repayments of revolving line of credit, long-term debt and finance leases	(27)	(25)
Payment of dividends on common shares and distributions on Partnership exchangeable units	(239)	(232)
Proceeds from stock option exercises	20	30
(Payments) proceeds from derivatives	(16)	(2)
Other financing activities, net	1	(1)
Net cash (used for) provided by financing activities	(261)	855
Effect of exchange rates on cash and cash equivalents	5	(23)
Increase (decrease) in cash and cash equivalents	3	965
Cash and cash equivalents at beginning of period	1,560	1,533
Cash and cash equivalents at end of period	$1,563	$2,498
Supplemental cash flow disclosures:
Interest paid	$72	$104
Income taxes paid	$96	$48

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Key Operating Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

System-wide sales growth refers to the percentage change in sales at all franchise and company-owned restaurants in one period from the same period in the prior year. Comparable sales refers to the percentage change in restaurant sales in one period from the same prior year period for restaurants that have been open for 13 months or longer for TH and BK and 17 months or longer for PLK. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation. System-wide sales growth and comparable sales are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements.

System-wide sales represent sales at all franchise restaurants and company-owned restaurants. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales.

Net restaurant growth refers to the net increase in restaurant count (openings, net of permanent closures) over a trailing twelve month period, divided by the restaurant count at the beginning of the trailing twelve month period.

	Three Months Ended March 31,
KPIs by Market	2021	2020
	(Unaudited)
System-wide Sales Growth
TH - Canada	(7.3)%	(10.4)%
TH - Rest of World	10.9%	(6.4)%
TH - Global	(4.9)%	(9.9)%

BK - US	4.7%	(5.0)%
BK - Rest of World	(0.6)%	(1.3)%
BK - Global	1.8%	(3.0)%

PLK - US	5.7%	35.9%
PLK - Rest of World	17.8%	9.2%
PLK - Global	7.0%	32.3%

System-wide Sales (in US$ millions)
TH - Canada	$1,165	$1,190
TH - Rest of World	$214	$192
TH - Global	$1,379	$1,382

BK - US	$2,369	$2,263
BK - Rest of World	$2,804	$2,736
BK - Global	$5,173	$4,999

PLK - US	$1,182	$1,118
PLK - Rest of World	$162	$140
PLK - Global	$1,344	$1,258

Comparable Sales
TH - Canada	(3.3)%	(10.8)%
TH - Rest of World	5.1%	(7.1)%
TH - Global	(2.3)%	(10.3)%

BK - US	6.6%	(6.5)%
BK - Rest of World	(4.6)%	(1.0)%
BK - Global	0.7%	(3.7)%

PLK - US	0.9%	29.2%
PLK - Rest of World	7.2%	2.4%
PLK - Global	1.5%	26.2%

	As of March 31,
KPIs by Market	2021	2020
	(Unaudited)
Net Restaurant Growth
TH - Canada	(1.7)%	0.8%
TH - Rest of World	14.0%	3.1%
TH - Global	1.3%	1.2%

BK - US	(2.8)%	0.3%
BK - Rest of World	0.4%	9.5%
BK - Global	(0.8)%	5.8%

PLK - US	5.6%	5.8%
PLK - Rest of World	2.4%	10.4%
PLK - Global	4.8%	6.9%

Restaurant Count
TH - Canada	3,935	4,002
TH - Rest of World	1,052	923
TH - Global	4,987	4,925

BK - US	7,097	7,304
BK - Rest of World	11,594	11,544
BK - Global	18,691	18,848

PLK - US	2,633	2,494
PLK - Rest of World	862	842
PLK - Global	3,495	3,336

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure
(Unaudited)

General and Administrative Expenses

	Three Months Ended March 31,
(in US$ millions)	2021	2020
Segment G&A TH(1)	$24	$25
Segment G&A BK(1)	36	37
Segment G&A PLK(1)	14	13
Share-based compensation and non-cash incentive compensation expense	26	21
Depreciation and amortization(2)	4	5
Corporate restructuring and tax advisory fees	1	1
General and administrative expenses	$105	$102

(1)Segment G&A includes segment general and administrative expenses and excludes share-based compensation and non-cash incentive compensation expense, depreciation and amortization, and corporate restructuring and tax advisory fees.
(2)Segment depreciation and amortization reflects depreciation and amortization included in the respective segment cost of sales, franchise and property expenses and advertising expenses. Depreciation and amortization included in general and administrative expenses reflects all other depreciation and amortization.

Other Operating Expenses (Income), net

	Three Months Ended March 31,
(in US$ millions)	2021	2020
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings(3)	$(2)	$(2)
Litigation settlement (gains) and reserves, net	2	—
Net losses (gains) on foreign exchange(4)	(43)	(8)
Other, net	1	(6)
Other operating expenses (income), net	$(42)	$(16)

(3)Net losses (gains) on disposal of assets, restaurant closures, and refranchisings represent sales of properties and other costs related to restaurant closures and refranchisings. Gains and losses recognized in the current period may reflect certain costs related to closures and refranchisings that occurred in previous periods.

(4) Net losses (gains) on foreign exchange is primarily related to revaluation of foreign denominated assets and liabilities.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, RBI reports the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, LTM Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”), Organic revenue growth, Organic Adjusted EBITDA growth, Free Cash Flow and Net Leverage. We believe that these non-GAAP measures are useful to investors in assessing our operating performance or liquidity, as it provides them with the same tools that management uses to evaluate our performance or liquidity and is responsive to questions we receive from both investors and analysts. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.

EBITDA is defined as earnings (net income or loss) before interest expense, net, (gain) loss on early extinguishment of debt, income tax (benefit) expense, and depreciation and amortization and is used by management to measure operating performance of the business. Adjusted EBITDA is defined as EBITDA excluding (i) the non-cash impact of share-based compensation and non-cash incentive compensation expense, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net, and (iv) income or expense from non-recurring projects and non-operating activities. For the periods referenced, this included costs from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements, including consulting services related to the interpretation of final and proposed regulations and guidance under the Tax Cuts and Jobs Act (the “Tax Act”). Management believes that these types of expenses are either not related to our underlying profitability drivers or not likely to re-occur in the foreseeable future and the varied timing, size and nature of these projects may cause volatility in our results unrelated to the performance of our core business that does not reflect trends of our core operations. Adjusted EBITDA is used by management to measure operating performance of the business, excluding these non-cash and other specifically identified items that management believes are not relevant to management’s assessment of our operating performance. Adjusted EBITDA, as defined above, also represents our measure of segment income for each of our three operating segments.

LTM Adjusted EBITDA is defined as Adjusted EBITDA for the last twelve month period to the date reported. LTM Adjusted EBITDA as of March 31, 2021 is the sum of the Adjusted EBITDA for the quarters ended March 31, 2021, December 31, 2020, September 2020 and June 30, 2020, while LTM Adjusted EBITDA as of March 31, 2020 is the sum of the Adjusted EBITDA for the quarters ended March 31, 2020, December 31, 2019, September 30, 2019 and June 30, 2019.  A reconciliation of Adjusted EBITDA for each of those quarters was included in our press release attached as Exhibit 99 to our Form 8-Ks filed with the SEC on February 11, 2021, October 27, 2020, and August 6, 2020.

Adjusted Net Income is defined as net income excluding (i) franchise agreement amortization as a result of acquisition accounting, (ii) amortization of deferred financing costs and debt issuance discount, (iii) loss on early extinguishment of debt and interest expense, which represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015 and November 2019, (iv) (income) loss from equity method investments, net of cash distributions received from equity method investments, (v) other operating expenses (income), net, and (vi) income or expense from non-recurring projects and non-operating activities (as described above).

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance or the performance of an acquired business.

Net Leverage is defined as net debt (total debt less cash and cash equivalents) divided by LTM Adjusted EBITDA. Net Leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

Revenue growth and Adjusted EBITDA growth, on an organic basis, are non-GAAP measures that exclude the impact of FX movements. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements. We calculate the impact of FX movements by translating prior year results at current year monthly average exchange rates.

Free Cash Flow is the total of Net cash provided by operating activities minus Payments for property and equipment. Free Cash Flow is a liquidity measure used by management as one factor in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Organic Growth in Revenue and Adjusted EBITDA
Three Months Ended March 31, 2021
(Unaudited)

					Impact of FX
	Actual		Q1 '21 vs. Q1 '20		Movements	Organic Growth
(in US$ millions)	Q1 '21	Q1 '20	$	%	$	$	%
Revenue
TH	$710	$699	$11	1.6%	$36	$(25)	(3.3)%
BK	$407	$388	$19	4.9%	$6	$13	3.3%
PLK	$143	$138	$5	3.7%	$—	$5	3.7%
Total Revenues	$1,260	$1,225	$35	2.9%	$42	$(7)	(0.5)%
Adjusted EBITDA
TH	$207	$189	$18	9.3%	$9	$9	4.6%
BK	$217	$200	$17	8.5%	$4	$13	6.3%
PLK	$56	$55	$1	2.8%	$—	$1	2.9%
Adjusted EBITDA	$480	$444	$36	8.2%	$13	$23	5.2%

Note: Percentage changes may not recalculate due to rounding.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
(Unaudited)

	Three Months Ended March 31,
(in US$ millions)	2021	2020
Segment income:
TH	$207	$189
BK	217	200
PLK	56	55
Adjusted EBITDA	480	444
Share-based compensation and non-cash incentive compensation expense(1)	26	21
Corporate restructuring and tax advisory fees(2)	1	1
Impact of equity method investments(3)	4	4
Other operating expenses (income), net	(42)	(16)
EBITDA	491	434
Depreciation and amortization	49	45
Income from operations	442	389
Interest expense, net	124	119
Income tax expense(4)	47	46
Net income	$271	$224

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS
(Unaudited)

	Three Months Ended March 31,
(in US$ millions, except per share data)	2021	2020
Net income	$271	$224
Income tax expense(4)	47	46
Income before income taxes	318	270
Adjustments:
Franchise agreement amortization	8	8
Amortization of deferred financing costs and debt issuance discount	7	6
Interest expense and loss on extinguished debt(5)	8	8
Corporate restructuring and tax advisory fees(2)	1	1
Impact of equity method investments(3)	4	4
Other operating expenses (income), net	(42)	(16)
Total adjustments	(14)	11
Adjusted income before income taxes	304	281
Adjusted income tax expense(4)(6)	47	54
Adjusted net income	$257	$227
Adjusted diluted earnings per share	$0.55	$0.48
Weighted average diluted shares outstanding	465	469

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Leverage and Free Cash Flow
(Unaudited)

	As of
(in US$ millions, except ratio)	March 31, 2021	March 31, 2020
Long-term debt, net of current portion	$12,386	$12,822
Finance leases, net of current portion	318	283
Current portion of long-term debt and finance leases	112	103
Unamortized deferred financing costs and deferred issue discount	148	142
Total debt	12,964	13,350

Cash and cash equivalents	1,563	2,498
Net debt	11,401	10,852
LTM adjusted EBITDA	1,900	2,248
Net leverage	6.0x	4.8x

	Three Months Ended March 31,			Twelve Months Ended December 31,		Twelve Months Ended March 31,
(in US$ millions)	2021	2020	2019	2020	2019	2021	2020
Calculation:	A	B	C	D	E	A + D - B	B + E - C
Net cash provided by operating activities	$266	$136	$154	$921	$1,476	$1,051	$1,458
Payments for property and equipment	(15)	(19)	(5)	(117)	(62)	(113)	(76)
Free Cash flow	$251	$117	$149	$804	$1,414	$938	$1,382

Non-GAAP Financial Measures
Footnotes to Reconciliation Tables

(1)Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2020 and 2021 cash bonus, respectively.

(2)Costs arising primarily from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements, including consulting services related to the interpretation of final and proposed regulations and guidance under the Tax Cuts and Jobs Act (the "Tax Act").

(3)Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments is included in segment income.

(4)The effective tax rate was reduced by 2.1% and 0.1% for the three months ended March 31, 2021 and 2020, respectively, and our adjusted effective tax rate was reduced by 2.2% and 0.1% for the three months ended March 31, 2021 and 2020, respectively, as a result of excess tax benefits from equity-based compensation.

(5)Represents loss on early extinguishment of debt and interest expense. No loss on early extinguishment of debt was recognized during March 31, 2021 and 2020. Interest expense included in this amount represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015 and November 2019.

(6)Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.